Exhibit 99.1

Guardion Health Sciences Announces Financial Results

for the Three Months and Nine Months Ended September 30, 2022

Viactiv® Generated Net Revenues of approximately $2.6 Million or 96% of Net Revenues for the Quarter Ended September 30, 2022

Company Announces Program to Evaluate Strategic Alternatives

HOUSTON, TEXAS – November 14, 2022 (GLOBE NEWSWIRE) – Guardion Health Sciences, Inc. (Nasdaq: GHSI) (“Guardion” or the “Company”), a clinical nutrition company that offers a portfolio of science-based, clinically-supported products designed to support the health needs of consumers, healthcare professionals and providers and their patients, announced its financial results for the three months and nine months ended September 30, 2022. The Company also provided a corporate update to stockholders.

Financial highlights for the three months ended September 30, 2022 include the following:

●	Revenues were $2,663,550 for the three months ended September 30, 2022, as compared to $3,148,612 for the three months ended September 30, 2021. The 15% reduction in revenues was primarily attributable to reduced sales of the Company’s Viactiv product line. For the three months ended September 30, 2022, the Viactiv product line generated 96% of the Company’s total revenues.

●	Gross profit was $1,088,184 for the three months ended September 30, 2022, as compared to $1,388,026 for the three months ended September 30, 2021. The 22% reduction in gross profit was primarily related to lower revenues from the Viactiv product line in 2022.

●	Gross margin for the three months ended September 30, 2022 was 40.9%, as compared to 44.1% for the three months ended September 30, 2021, a decrease of 3.2 percentage points. Gross profit was negatively impacted by increased transportation, fulfillment and third-party logistics costs.

●	Loss from operations was $(1,739,394) for the three months ended September 30, 2022, as compared to a loss from operations of $(3,015,518) for the three months ended September 30, 2021, a decrease of $1,276,124, primarily due to a designed reduction in both the sales and marketing and general and administrative categories. Included in loss from operations for the three months ended September 30, 2021 are approximately $280,000 in costs related to the shut-down of the Company’s leased San Diego, California office and warehouse facilities.

●	Basic and diluted net loss per share for the three months ended September 30, 2022 was $(0.03), as compared to $(0.12) for the three months ended September 30, 2021. The Company had 61,600,823 weighted average common shares outstanding for the three months ended September 30, 2022, as compared to 24,426,993 weighted average common shares outstanding for the three months ended September 30, 2021.

Financial highlights for the nine months ended September 30, 2022 include the following:

●	Revenues were $8,323,382 for the nine months ended September 30, 2022, as compared to $4,605,628 for the nine months ended September 30, 2021. Revenues for the nine months ended September 30, 2021 are not directly comparable to revenues for the nine months ended September 30, 2022, since the 2021 nine-month period only had four month’s revenue for the Viactiv product line. For the nine months ended September 30, 2022, the Viactiv product line generated 96% of the Company’s total revenues.

●	Gross profit was $3,584,185 for the nine months ended September 30, 2022, as compared to $2,046,788 for the nine months ended September 30, 2021, reflecting gross margins of 43.1% and 44.4%, respectively.

●	Loss from operations was $(6,071,020) for the nine months ended September 30, 2022, as compared to a loss from operations of $(10,225,583) for the nine months ended September 30, 2021. Included in loss from operations for the nine months ended September 30, 2021 are approximately $280,000 in costs related to the shut-down of the Company’s leased San Diego, California office and warehouse facilities, and approximately $2,100,000 in costs related to the acquisition of the Viactiv product line.

●	Basic and diluted net loss per share for the nine months ended September 30, 2022 was $(0.11), as compared to $(0.44) for the nine months ended September 30, 2021. The, Company had 54,196,178 weighted average common shares outstanding for the nine months ended September 30, 2022, as compared to 23,413,055 weighted average common shares outstanding for the nine months ended September 20, 2021.

●	As of September 30, 2022, the Company had cash and cash equivalents of $12,946,003 and working capital of $16,077,889.

In addition, the Company announced that it engaged Roth Capital Partners as its financial advisor to conduct a strategic review process focused on maximizing stockholder value. Our management team and Board of Directors believe that the current market valuation of the Company does not accurately reflect the potential value of the Company and the clinical nutrition platform that we are building. The Company is therefore exploring a diverse range of strategic options to help grow the Company and enhance stockholder value, including, among other things, a sale, merger, acquisitions, reverse acquisition, or other strategic transaction. There can be no assurances, however, that this process will result in a transaction, or that if a transaction is completed, it will ultimately enhance stockholder value. There is no set timetable for the strategic review process and the Company does not intend to provide periodic updates until the Board of Directors makes a formal decision and determines that disclosure is appropriate and/or necessary under the circumstances.

Bret Scholtes, Guardion’s President and Chief Executive Officer, commented, “We are pleased with the progress that we made during the quarter as we work to build a stronger clinical nutrition company, despite the decrease in revenue for the quarter, which is consistent with the broader trends in our industry.”

“We continue to seek new ways to leverage our brand and increase revenue, which includes adhering to our long-standing commitment to establishing clinical validation for our products. In this regard, we recently announced that we had received interim positive results of a clinical study which evaluated the effectiveness of Viactiv Omega Boost Gel Bites at increasing saturation levels of Omega-3 on red blood cells. We believe that this clinical result will help to differentiate our products from our competitors’ products and result in increased consumer interest over time.”

Mr. Scholtes concluded, “We continue to focus on building a strong foundation for our business, so that we can ultimately demonstrate and achieve growth and commercial success. We believe that our cash position, the market position of the Viactiv product line, and current operating business strategy provide us with a strong platform from which to continue our efforts to maximize stockholder value. We continue to appreciate our stockholders’ patience as we continue these efforts and we look forward to reporting our continuing progress to you.”

Financial Results

Additional information with respect to the Company’s business, operations and financial condition as of and for the three months ended September 30, 2022 is contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, which has been filed with the U.S. Securities and Exchange Commission (the “SEC”) at www.sec.gov.

About Guardion Health Sciences, Inc.

Guardion Health Sciences, Inc. (Nasdaq: GHSI), is a clinical nutrition company that offers a portfolio of science-based, clinically supported products designed to support the health needs of consumers, healthcare professionals and providers and their patients. The Company’s combination of expertise and scientifically supported products is the foundation of Guardion’s position within the clinical nutrition marketplace. Information and risk factors with respect to Guardion and its business may be obtained in the Company’s filings with the SEC at www.sec.gov.

Forward-Looking Statement Disclaimer

With the exception of the historical information contained in this news release, the matters described herein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements contain information about our expectations, beliefs, plans or intentions regarding our product development and commercialization efforts, research and development efforts, business, financial condition, results of operations, strategies or prospects, and other similar matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “hopes” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. These statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict, and involve unknown risks and uncertainties that may individually or materially impact the matters discussed herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the Company’s ability to raise sufficient financing to implement its business plan, the impact of the Company’s exploration of strategic alternatives, the integration of new management team members, the implementation of new financial, management, accounting and business software systems, the integration of possible acquisition targets, the impact of the Covid-19 pandemic, supply chain disruptions, inflation and a potential recession on the Company’s business, operations and the economy in general, the Company’s ability to successfully develop and commercialize its proprietary products and technologies, and the Company’s ability to maintain compliance with Nasdaq’s listing requirements. Readers are cautioned not to place undue reliance on these forward-looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

CORE IR

Scott Arnold

516-222-2560

scotta@coreir.com

Media Relations Contact:

Jules Abraham

Director of Public Relations

CORE IR

917-885-7378

julesa@coreir.com

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